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                                                                      Exhibit 9

                       [Piper Marbury Rudnick & Wolfe LLP]





                                 April 26, 2001

FLEMING MUTUAL FUND GROUP, INC.
1211 Avenue of the Americas, 41st Floor
New York, New York  10081

         Re:  Registration Statement on Form N-1A
              -----------------------------------
Ladies and Gentlemen:

         We have acted as special Maryland counsel to Fleming Mutual Fund Group, Inc. a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Fund of up to 100,000,000 shares of Common Stock, par value $.001 per share (the "Shares"), pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") on Form N-1A, as amended (the "Registration Statement"). The Fund is divided into two series of funds, (i) Fleming Fund (being renamed Mid Cap Value Fund) and (ii) Fleming Fledgling Fund (being renamed Small Cap Growth Fund), each of which is divided into four classes, designated Class A, Class B, Class C and Institutional Class.

         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Fund's charter and by-laws as in effect on the date hereof, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares in accordance with the Registration Statement, a good standing certificate issued by the Maryland State Department of Assessments and Taxation issued as of a recent date, a Certificate of the Secretary of the Fund dated the date hereof (the "Certificate"), and such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.


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                                                 FLEMING MUTUAL FUND GROUP, INC.
                                                                  April 26, 2001
                                                                          Page 2


As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         1. The Fund has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

         2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the charter but unissued, will be validly issued, fully paid and nonassessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We also assume that Articles of Amendment reflecting the change in nomenclature mentioned in the first paragraph above will be filed promptly.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 9 to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                   Very truly yours,




                                   /s/ PIPER MARBURY RUDNICK & WOLFE LLP